UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2007

SEQUIAM CORPORATION
(Exact name of registrant as specified in its charter)

California 333-45678 33-0875030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Sunport Lane, Orlando, Florida	32809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (407) 541-0773

____________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in response to Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference.

SECTION 2 – OTHER EVENTS

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 16, 2007, Sequiam Corporation through its subsidiary Sequiam Sports, Inc. (the “Company”), entered into that certain First Lease Amendment (the “Amendment”) to that certain Lease Agreement (the “Agreement”) made April 29, 2004, with EastGroup Properties, L.P. (the “Lessor”) which amends 24,085 square feet of space (the "Original Space") located at 300 Sunport Lane, Suite 100-A, Orlando, FL 32809.

The Amendment reduced the leased space from the Original Space to 12,934 square feet and extended the term of the current lease for a period of twenty-eight (28) months commencing July 1, 2010 through October 31, 2012. The Amendment also revised the rent schedule as follows:

Term	PSF	Monthly
11/1/07 - 10/31/08	8.7500	$9,431.04
11/1/08 - 10/31/09	9.1000	$9,808.28
11/1/09 - 10/31/10	9.4640	$10,200.61
11/1/10 - 10/31/11	9.8426	$10,608.64
11/1/11 - 10/31/12	10.2363	$11,032.98

The Amendment further provided that the Lessor shall perform and be responsible for the cost of all construction in the Company’s leased premises to accommodate the reduction of the Original Space. The contingency conditions set forth in Section 6 of the Amendment have been met as they relate to the lease terms defined in the Amendment.

The Company had previously made that certain Promissory Note (the “Note”) dated July 1, 2004 in the principal amount of $1,600.000 for the benefit of the Lessor for deferred rent and tenant improvements. The current balance of the Note is $1,429,978. Pursuant to Section 5 of the Amendment, the Lessor has agreed to accept $275,000 in full satisfaction of all amounts due under the Note if the Company pays such amount on or before November 1, 2007. The contingency conditions set forth in Section 6 of the Amendment have been waived, as they relate to the $275,000 repayment, in the Side Letter Agreement between the Company and Lessor dated August 15, 2007.

If the Company fails to pay the $275,000 to the Lessor on or before November 1, 2007 then monthly payments of combined principal and interest shall be due and payable beginning November 1, 2007 and continuing on the first day of each successive month thereafter in the amount of $6,071.02 until the entire current principal balance of the Note has been paid in full.

Pursuant to the Amendment, any default under the terms of the Note shall automatically constitute a default under the Agreement and Amendment. Likewise, any default under the terms of the Agreement or Amendment shall automatically constitute a default under the Note.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not Applicable

               (b)            Pro Forma Financial Information.

                   Not Applicable

               (c)            Shell Company Transactions.

Not Applicable

(d)           Exhibits.

                   NumberDescription

10.1	First Lease Amendment under Lease Agreement dated as of April 29, 2004, between Sequiam Corporation and EastGroup Properties, LP, dated August 16, 2007
10.2	Side Letter Agreement between Sequiam Corporation and EastGroup Properties, LP, dated August 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION
(Registrant)

Date: August 17, 2007
By: /s/ Mark L. Mroczkowski
Mark L. Mroczkowski
Executive Vice President and Chief Financial Officer